                                                                   EXHIBIT 10.31



                            STOCK PURCHASE AGREEMENT

                               Dated July 31, 2000

                                  By and Among

                      WILSON GREATBATCH TECHNOLOGIES, INC.
                            (a Delaware corporation),

                            BATTERY ENGINEERING, INC.
                          (a Massachusetts corporation)

                                       and

                              HITACHI MAXELL, LTD.
                            (a Japanese corporation)

                                                                   EXHIBIT 10.31


                            STOCK PURCHASE AGREEMENT


        THIS AGREEMENT (this "Agreement"), dated as of July 31, 2000, is by and among WILSON GREATBATCH TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 10,000 Wehrle Drive, Clarence, New York 14031 (the "Buyer"); HITACHI MAXELL, LTD., a Japanese corporation with its principal place of business at 2-12-24, Shibuya, Shibuya-Ku, Tokyo, 150-8321 Japan (the "Seller"); and BATTERY ENGINEERING, INC., a Massachusetts corporation with its principal place of business at 100 Energy Drive, Canton, Massachusetts 02021 (the "Corporation").

                                    RECITALS:

        WHEREAS, Seller owns all of the issued and outstanding shares of stock of the Corporation; and

        WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the shares of the Corporation upon the terms and conditions contained in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer, Seller and the Corporation agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        1.1 DEFINED TERMS. As used in this Agreement, the terms below shall have the following meanings:

        (1) "ACCOUNTS RECEIVABLE" shall mean all accounts receivable, notes receivable and other amounts payable to the Corporation, whether arising in the ordinary course of business or otherwise.

        (2) "AFFILIATE" shall mean as to any Person, any other Person which directly or indirectly controls or is under common control with, or is controlled by such Person.

        (3) "AGREEMENT" shall mean this Stock Purchase Agreement, together with the Schedules and Exhibits attached to this Agreement and the certificates and instruments to be executed and delivered in connection with this Agreement.

        (4) "CLOSING BALANCE SHEET OF THE CORPORATION" shall mean the unaudited balance sheet of the Corporation as of June 30, 2000 that is included in the Interim Financial Statements of the Corporation.

        (5) "BUSINESS" shall mean the all business conducted by the Corporation on the date of this Agreement.

        (6) "BUSINESS RECORDS" shall mean all originals and copies of all operating data and records of the Business on whatever media located at the Current Real Property including, without limitation, financial, accounting and bookkeeping books and records, purchase and sale orders and invoices, sales and sales promotional data, advertising materials, marketing analyses, past and present price lists, past and present customer service and credit files, personnel records and other records that are located at the Current Real Property pertaining to the Business.

        (7) "BUYER COMMON STOCK" shall mean shares of common stock, $.001 par value per share, of Buyer.

        (8) "CLOSING DATE" shall mean August 4, 2000, except that if all of the conditions to Closing set forth in Articles 7 and 8 of this Agreement shall not have been satisfied or waived on or prior to such date, "Closing Date" shall mean the third business day after the satisfaction or waiver of all such conditions to Closing, or on such other date as the parties may agree.

        (9) "CURRENT REAL PROPERTY" shall mean all real property and improvements used in the operation of the Business and currently owned or leased by the Corporation.

        (10) "CODE" shall mean the Internal Revenue Code of 1986, as amended to date.

        (11) "ENCUMBRANCE" shall mean any restriction, charge, lien, pledge, option, easement, security interest, right-of-way, encumbrance or other similar right of any Person.

        (12) "ENVIRONMENTAL CLAIMS" shall mean any notice of violation, notice of potential or actual responsibility or liability, claim, suit, action, demand, directive or order by any Person for any damage (including, but not limited to, personal injury, tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, environmental removal, response or remediation costs, nuisance, pollution, contamination or other adverse effects on the environment or for fines, penalties or restrictions on existing environmental permits or licenses) resulting from or relating to (i) the presence of, the Release or threatened Release into the environment of, or exposure to, any Hazardous Substance, (ii) the generation, manufacture, processing, distribution, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance, (iii) the violation, or alleged violation, of any Environmental Laws or (iv) the non-compliance or alleged non-compliance with any Environmental Laws.

        (13) "ENVIRONMENTAL LAWS" shall mean any applicable statutes, ordinances, directives or other laws, any rules or regulations, orders, and any licenses, permits, orders, judgments, notices or other requirements issued pursuant thereto, enacted, promulgated or issued by any Governmental Authority, relating to pollution or protection of public health or the environment (including, but not limited to, any air, surface water, groundwater, land surface or sub-surface strata, whether outside, inside or under any structure), or to the identification, reporting, generation, manufacture, processing, distribution, use, handling, treatment, storage, disposal, labeling, deposit, transporting, presence, Release or threatened Release of, any

Hazardous Substances, pollutants, contaminants, wastes or any other substances or materials. Without limiting the generality of the foregoing, Environmental Laws shall include in the United States, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, and the Occupational Safety and Health Act, as amended, and all analogous laws enacted, promulgated or lawfully issued by any Governmental Authority.

        (14) "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

        (15) "GAAP" shall mean generally accepted accounting principles in the United States.

        (16) "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

        (17) "GOVERNMENTAL REQUIREMENT" shall mean any rule, regulation, code, plan, injunction, judgment, order, decree, ruling or charge of any Governmental Authority.

        (18) "HAZARDOUS SUBSTANCES" shall mean any pollutants, contaminants, substances, chemicals, carcinogens, wastes and any ignitable, corrosive, reactive, toxic or other hazardous substances of materials, whether solids, liquids or gases (including, but not limited to, petroleum and its derivatives, PCBs, asbestos, radioactive materials, waste waters, sludge, slag and any other substance, material or waste), as defined in or regulated by any Environmental Laws or as determined by any Governmental Authority.

        (19) "INTANGIBLE PROPERTY" shall mean all patents, trademarks, service marks, trade names, copyrights, inventions, know how, trade secrets, products or other developments in progress and other intangible property owned or used pursuant to a license agreement or otherwise, by the Corporation in the conduct of the Business.

        (20) "INVENTORY" shall mean all raw materials, supplies, inventory, work-in-process, product backlog, spare parts, supplies and other inventory or the Corporation.

        (21) "NET BOOK VALUE OF THE CORPORATION" shall mean the net book value of the Corporation determined in accordance with GAAP and consistent with past practices of the Corporation as set forth in the Closing Balance Sheet of the Corporation; provided, however, that whether or not required by GAAP, the net book value of the Corporation shall be determined and the Closing Balance Sheet of the Corporation shall reflect the Cairns Reserve Amount as a liability.

        (22) "PERMITS" shall mean all licenses, permits and other authorizations used in the Business.

        (23) "PERSON" shall mean any Governmental Authority, individual, corporation, partnership, trust or other entity.

        (24) "PROCEEDING" shall mean any action, order, writ, injunction, judgment, decree, claim, suit, litigation, dispute, grievance, arbitral action, investigation or other proceeding.

        (25) "PURCHASE CONSIDERATION" shall mean the number of shares of Common Stock of Buyer obtained by dividing 110% of the Net Book Value of the Corporation by $9.00; provided, however, that if there occurs, prior to Closing:
(i) any dividend or other distribution of Buyer Common Stock to the present holders of Buyer Common Stock, or (ii) any stock split, reverse stock split, repurchase, combination, share exchange or other transaction affecting the Buyer Common Stock (collectively, "Stock Adjustment Event"), then the foregoing $9.00 divisor amount shall be appropriately adjusted in order to prevent any dilution or enlargement of the Purchase Consideration that may be caused by any such Stock Adjustment Event. For example, if there occurs a one (1) for two (2) reverse stock split of Buyer Common Stock, the $9.00 divisor amount shall be increased from $9.00 to $18.00.

        (26) "REAL PROPERTY" shall mean all real property which the Corporation previously owned or leased in the past 5 years including, without limitations, the Current Real Property.

        (27) "RELEASE" shall mean any spillage, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

        (28) "REPRESENTATIVE" shall mean any officer, director, principal, attorney, accountant, agent, employee or other representative of any Person.

        (29) "SHARES" shall mean all of the issued and outstanding shares of stock of the Corporation.

        (30) "TANGIBLE PERSONAL PROPERTY" shall mean all tangible personal property used to conduct the Business, including, without limitation, vehicles, computers, modems, printers, fax machines, file cabinets, desks, calculators, telephone systems, counters, safes and security systems, together with any transferable manufacturer or vendor warranties related thereto.

        (31) "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, start-up, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

        (32) "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

        1.2 OTHER DEFINED TERMS. The following terms shall have meanings defined for such terms in the Sections set forth below:

                  TERM                                          SECTION
                  ----                                          -------
         Act                                                      2.4
         Balance Sheet Losses                                     9.2(c)
         Bank Accounts                                            4.22
         Benefit Arrangement                                      4.23(m)
         Buyer Common Stock Taxes                                 2.5
         Buyer Financial Statements                               5.5
         Buyer Interim Financial Statements                       5.5
         Cairns                                                   9.2(a)(viii)
         Cairns Contract Claim                                    9.2(a)(viii)
         Cairns Letter Agreement                                  9.2(a)(viii)
         Cairns Reserve Amount                                    10.5
         Closing                                                  3.1
         COBRA                                                    4.23(h)
         Confidentiality Agreements                               6.2
         Corporate Records                                        10.1
         Employee Plans                                           4.23(a)
         ERISA Affiliate                                          4.23(e)
         Financial Statements                                     4.9
         Indemnified Party                                        9.2(d)
         Indemnifying Party                                       9.2(d)
         Interim Financial Statements                             4.9
         License Agreement                                        10.4
         Losses                                                   9.2
         Maxell Intellectual Property                             10.4
         Non-Compete Agreement                                    6.5
         Option                                                   6.8
         PBGC                                                     4.23(k)
         Pension Plans                                            4.23(a)
         Pre-Closing Certificate                                  2.2(b)
         Preferred Stock                                          5.5
         Primary Losses                                           9.2(c)
         Stockholders Agreement                                   2.4
         Stock Adjustment Event                                   1.1(y)
         Subscription Agreement                                   6.8
         Subscription Shares                                      6.8
         Third-Party Accountants                                  2.2(b)
         Threshold                                                9.2(c)
         Total Cairns Amount                                      10.5
         WC Amount                                                10.6
         Welfare Plans                                            4.23(a)
         Welfare Trust                                            6.10

        1.3 USAGE OF TERMS. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa.

        1.4 REFERENCES TO ARTICLES, SECTIONS, EXHIBITS AND SCHEDULES. All references in this Agreement to Articles, Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of or attached to this Agreement, unless the context expressly, or by necessary implication otherwise requires.

        1.5 KNOWLEDGE. For purposes of this Agreement, a Person shall be deemed to have "knowledge" as follows: (a) in the case of Seller or Buyer, it shall mean the actual knowledge of Seller or Buyer, as applicable; and (b) in the case of the Corporation, it shall mean with respect to any matter, the actual knowledge which any of the following executives of the Corporation currently has or which any of them has had during the course of his employment by the Corporation during the last five years (or such shorter period that he has been employed by the Corporation): Ian Irving (President), James Blair (Controller), and Peter Polsonetti (Engineering Manager), Sean Riley (Safety Manager), Lou Uzell (Production Manager), Todd Livolsi (Sales and Marketing Manager), David Pasquariello (Research & Development Manager) and the Bill McCarthy (Purchasing Manager) of the Corporation.

                                   ARTICLE 2
                           PURCHASE AND SALE OF SHARES

        2.1 TRANSFER OF SHARES. Subject to the terms and conditions contained in this Agreement, on the Closing Date Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Seller, the Shares, free and clear of all Encumbrances.

        2.2 PURCHASE PRICE. Buyer shall pay to Seller for the sale, assignment and delivery of the Shares an amount equal to the Purchase Consideration as provided in Sections 2.2 and 2.3. The Seller has delivered to Buyer the Closing Balance Sheet of the Corporation, and the parties have agreed that the Net Book Value of the Corporation is $4,634,393 for purposes of the Closing; PROVIDED, HOWEVER, that Buyer's agreement thereto is in reliance on Seller's representations and warranties set forth in Section 4.9 of this Agreement.

        2.3 DELIVERY OF PURCHASE CONSIDERATION. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Buyer shall issue to Seller, for subscription by Seller, and deliver shares of Buyer Common Stock comprising the Purchase Consideration to Seller free and clear of all Encumbrances and in compliance with applicable laws.

        2.4 RESTRICTIONS ON TRANSFER. The shares of Buyer Common Stock received by Seller as the Purchase Consideration have not been registered under Securities Act of 1933, as amended (the "Act") and may not be transferred by Seller except (i) pursuant to a registration statement which has been declared effective under the Act or (ii) in accordance with an exemption from the registration requirements of the Act. The shares of Buyer Common Stock, without par value, received by Seller shall be subject to the terms and conditions of a Stockholders Agreement substantially in the form attached hereto as EXHIBIT A (the "Stockholders Agreement").

        2.5 TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of the Shares and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation, all in accordance with Section 10.3 below. Notwithstanding the foregoing, any Taxes and fees (including any penalties and interest) triggered solely by the issuance of the shares of Buyer Common Stock comprising the Purchase Consideration (the "Buyer Common Stock Taxes") shall be paid by Buyer, and Buyer shall, at its own expense, file all necessary Tax Returns and other documentation with respect to such Buyer Common Stock Taxes, and, if required by applicable law, Seller shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation, all in accordance with Section 10.3 below.

                                   ARTICLE 3
                                    CLOSING

        3.1 CLOSING. The closing of the transactions contemplated in this Agreement (the "Closing") shall be held at 9:00 a.m. local time on the Closing Date at the offices of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, 65 East 55th Street, New York, New York 10022 or at such other place as shall be agreed to by Seller and Buyer. The Closing shall be effective as of the close of business on the Closing Date.

        3.2 STOCK CERTIFICATES AND INSTRUMENTS OF ASSIGNMENT. To effect the transfer referred to in Section 2.1 on the Closing Date, Seller shall deliver to Buyer, each certificate representing any of the Shares held by Seller and all stock powers or other instruments of assignment reasonably requested by Buyer. Such instruments of assignment shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Buyer.

        3.3 PURCHASE CONSIDERATION; CERTIFICATES AND AGREEMENTS. On the Closing Date, Buyer shall deliver certificates representing the newly-issued shares comprising the Purchase Consideration to Seller and all other instruments and documents necessary to enable Seller to acquire good and marketable title, and complete ownership of, the Purchase Consideration, free and clear of any Encumbrance. Buyer and Seller shall deliver the certificates, agreements and other items described in Articles 7 and 8 of this Agreement.

                                   ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE CORPORATION

        Seller and the Corporation, jointly and severally, represent and warrant to Buyer that the following are true, correct and complete on the date of this Agreement, and shall be true, correct and complete as of the Closing Date:

        4.1 ORGANIZATION AND GOOD STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts.

SCHEDULE 4.1 sets forth each jurisdiction where the Corporation is qualified to do business and each trade name or assumed name used by the Corporation in the conduct of the Business. The Corporation is duly qualified to do business in, and in good standing under the laws of, each jurisdiction in which such qualification is necessary under the applicable laws as result of the conduct of its respective business or the ownership of its respective properties. Except as disclosed on SCHEDULE 4.1, to the knowledge of Seller and the Corporation, the Corporation has full power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. The Corporation has no subsidiaries, and has never had any subsidiaries. The Corporation conducts the Business directly and not through any association, joint venture, partnership or other business entity.

        4.2 AUTHORITY; AUTHORIZATION; BINDING EFFECT. Seller and the Corporation have all necessary power and authority and have taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform their obligations under this Agreement. This Agreement has been duly executed and delivered by Seller and the Corporation and constitutes a legal, valid and binding obligation of Seller and the Corporation enforceable against Seller and the Corporation in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

        4.3 NO CONFLICTS, VIOLATIONS OR PROCEEDINGS. Except as set forth on
SCHEDULE 4.3, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not result in (i) a violation of or conflict with any provision of the Certificate of Incorporation, Bylaws or other organization certificates or documents of the Corporation or the Seller, (ii) to the knowledge of Seller and the Corporation, a breach of, or a default under, any material term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession relating to the Business to which Seller or the Corporation is a party, (iii) a violation by Seller or the Corporation in any material respect of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award or (iv) an imposition of any Encumbrance on any of the Shares. To the knowledge of Seller or the Corporation, there is no pending or threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

        4.4 NO CONSENTS OR APPROVALS. Except as otherwise set forth on SCHEDULE 4.4, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Seller or the Corporation in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

        4.5 [RESERVED]

        4.6 TITLE TO SHARES. On the Closing Date, Seller shall own all of the Shares issued in its name free of any Encumbrance and subject to no restrictions with respect to transferability, other than restrictions generally applicable under federal or state securities laws.

        4.7 CAPITALIZATION. SCHEDULE 4.7 sets forth the authorized, issued and outstanding shares of capital stock of the Corporation, the legal and beneficial ownership thereof and any Encumbrances thereon. All of the Shares are duly authorized, validly issued, fully paid and nonassessable. All voting rights with respect to the Corporation are vested in the Shares. Except as set forth in
SCHEDULE 4.7, (a) there are no outstanding shares of capital stock of the Corporation, or outstanding securities convertible into or exchangeable or exercisable for shares of capital stock of the Corporation, (b) there are no bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which the Corporation's shareholders may vote, (c) there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which the Corporation is bound to issue, repurchase or otherwise acquire or retire any capital stock of the Corporation, (d) there are no voting agreements, voting trusts, buy-sell agreements, options or rights or obligations relating to the shareholders or the capital stock of the Corporation, and (e) except for certain provisions of this Agreement, there are no agreements between Seller and the Corporation which will survive the Closing. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire the Shares, free of any Encumbrance.

        4.8 CORPORATE RECORDS. To the knowledge of Seller and the Corporation, the minute books of the Corporation are complete and accurate in all material respects and contain a complete and accurate record of all meetings and actions of shareholders and directors and of any executive committee or other committee of the shareholders or board of directors. The stock record book of the Corporation is complete and accurate in all material respects and contains a complete and accurate record of all share transactions for the Corporation from the date of its incorporation. True and complete copies of the Business Records, the minute book and stock record book of the Corporation in the possession of the Corporation have been made or will be made available for review by Buyer.

        4.9 FINANCIAL STATEMENTS. The Corporation and Seller have delivered or will deliver to Buyer (a) financial statements of the Corporation for each of the years in the three-year period ended March 31, 1999 (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows), which have been audited by the Corporation's accountants (the "Financial Statements") and (b) unaudited interim financial statements of the Corporation (consisting of a balance sheet, and a statement of income, profit and loss) for the three-month period ended June 30, 2000 (the "Interim Financial Statements"). Except as set forth on SCHEDULE 4.9, the Financial Statements and the Interim Financial Statements fairly present the financial condition and the results of operations of the Corporation as of their respective dates and for the periods then ended, and the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. The books and records of the Corporation fairly reflect the assets, liabilities and operations of the Corporation in accordance with GAAP, and the Financial Statements and the Interim Financial Statements are in conformity therewith, except that the Interim Financial Statements do not contain footnotes and are subject to customary year-end adjustments applied on a basis consistent with the Corporation's past experience. The Financial Statements and the Interim Financial Statements provide fully for all material fixed and non-contingent liabilities of the Corporation (as defined in accordance with GAAP). There are no liabilities or obligations of any nature, whether absolute, accrued, contingent, known, unknown, matured, unmatured or otherwise, or whether or not required to be disclosed or provided for in financial statements in accordance with GAAP of the Corporation, except (i) liabilities and obligations reflected or reserved for in the Financial Statements and the Interim Financial Statements, (ii) as otherwise specifically disclosed in this Agreement, (iii) liabilities which in the aggregate will not have a material adverse effect on the business or financial condition of the Corporation, or (iv) liabilities and obligations incurred between March 31, 2000 and the Closing Date in the ordinary course of business of the Corporation, consistent with past practice, and as permitted by this Agreement.

        4.10 REAL PROPERTY. (1) Except as set forth on SCHEDULE 4.10, (i) the Corporation enjoys peaceful and undisturbed possession of the Current Real Property it owns or leases, (ii) none of the Current Real Property is subject to any commitment for sale or use by any Person other than the Corporation, (iii) none of the Current Real Property is subject to any Encumbrance which in any material respect interferes with or impairs the value, transferability or present and continued use thereof in the usual and normal conduct of the Business, (iv) no labor has been performed or material furnished for the Current Real Property for which a mechanic's or materialman's lien or liens, or any other lien, has been or could be claimed by any Person, (v) the Current Real Property is in compliance with all Governmental Requirements (including without limitation all zoning, subdivision and other applicable land use ordinances and by-laws) and all existing covenants, conditions, restrictions and easements, and the current use of the Current Real Property does not constitute a non-conforming use under the applicable zoning ordinances and by-laws and (vi) no default or breach exists with respect to, and neither Seller nor the Corporation has received any notice of any default or breach under, any Encumbrance affecting any of the Current Real Property.

        (1) There are no condemnation, eminent domain or expropriation proceedings pending, or to the knowledge of Seller or the Corporation contemplated or threatened, against the Current Real Property or any part thereof, and neither Seller nor the Corporation knows of any desire of any Governmental Authority to take or use the Current Real Property or any part thereof. There are no existing, or to the knowledge of Seller or the Corporation, contemplated or threatened, general or special assessments affecting the Current Real Property or any portion thereof. Neither Seller nor the Corporation has received notice of, nor does the Seller or the Corporation have any knowledge of, any pending or threatened Proceeding (including, without limitation, condemnation or eminent domain proceeding) before any Governmental Authority which relates to the ownership, maintenance, use or operation of the Current Real Property, nor does Seller or the Corporation know of any fact which might give rise to any such Proceeding or any type of existing or intended use of any real property adjacent to the Current Real Property which might materially adversely affect the use of the Current Real Property.

        (2) To the knowledge of the Corporation and Seller, none of the Current Real Property is located within any area determined to be flood-prone under the Federal Flood Protection Act of 1973, or any comparable state or local Governmental Requirement.

        (3) Neither Seller nor the Corporation has received any notice from any insurance company of any defects or inadequacies in the Current Real Property or any part thereof which would materially and adversely affect the insurability of the Current Real Property or the premiums for the insurance thereof, and no notice has been given by any insurance company which has issued a policy with respect to any portion of the Current Real Property or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work which has not been complied with.

        4.11 TANGIBLE PERSONAL PROPERTY. The Corporation has made available to Buyer for inspection when requested by Buyer access to the Tangible Personal Property located at the Current Real Property. The Corporation also has made available to Buyer for review, any and all purchase, sale, lease and other agreements, instruments, deeds, insurance policies, permits, notices and other documents that relate to the Tangible Personal Property and are in the possession of the Corporation.

        4.12 INTANGIBLE PROPERTY. SCHEDULE 4.12 lists all Intangible Property of the Corporation. Except as set forth on SCHEDULE 4.12, the Intangible Property is legally and beneficially owned exclusively by the Corporation and is used exclusively by the Corporation. The Corporation has not been served with or received notice regarding, and to the knowledge of Seller or the Corporation, there is no threatened proceeding for opposition, cancellation, reexamination, revocation or rectification and there are no facts or matters which might give rise to any such proceeding. The use by the Corporation of the Intangible Property is not infringing upon or otherwise violating the rights of any third party in or to such Intangible Property, and no proceedings have been instituted against, and no notices have been received by, the Corporation that are presently outstanding alleging that the use by the Corporation of the Intangible Property infringes upon or otherwise violates any rights of a third party in or to such Intangible Property. The consummation of the transactions contemplated by this Agreement will not result in the loss of or impairment of any of the Corporation's rights in the Intangible Property. Except as set forth on SCHEDULE 4.12, no shareholder, director, officer or employee of the Corporation owns, directly or indirectly, in whole or in part, any right in the Intangible Property that the Corporation has used or the use of which is necessary for the Business as now conducted.

        4.13 COMPLIANCE WITH LAWS; PERMITS. Except as set forth in SCHEDULE 4.13, to the knowledge of Seller and the Corporation, the Corporation at all times during the last six (6) years has duly complied with, and is in compliance with, all applicable Governmental Requirements. Except as set forth in SCHEDULE 4.13, the Corporation has not received any notice to the effect that, or otherwise been advised that, the Corporation is not in compliance with any Governmental Requirement. Except as set forth in SCHEDULE 4.13, to the knowledge of Seller and the Corporation, the Permits set forth on SCHEDULE 4.13 constitute all material permits, consents, licenses, franchises, authorizations and approvals of any Governmental Authority or other Person (a) which are used in the operation of the Business and (b) which are necessary to conduct the Business as presently conducted, other than those the failure of which to obtain would not have a material adverse effect on the Business, assets or financial condition of the Corporation. All of the Permits are valid and in full force and effect, no violations thereof have been issued or are anticipated and no proceeding is pending, or to the knowledge of the Corporation or Seller threatened, to revoke or limit any of them. Except as set forth on SCHEDULE 4.13, the consummation of the transactions contemplated by this Agreement do not and will not violate or render any of the Permits invalid, require any amendment or reissuance of any of the Permits or require the consent of the Governmental Authority which has issued any of the Permits.

        4.14 LITIGATION. Except as set forth in SCHEDULE 4.14, there is no claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding or any order, decree, or judgment notice of which has been served on the Corporation nor, to the knowledge of the Corporation and Seller, threatened against or relating to the Corporation, its officers, directors or employees, or its properties, assets or business. Except as set forth in SCHEDULE 4.14, neither Seller nor the Corporation knows of any basis or grounds for any such claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding.

        4.15 TAX MATTERS. Except as set forth on SCHEDULE 4.15, the Corporation has filed all Tax Returns relating to the Business that it was required to file. All such Tax Returns were correct and complete in all respects. Except as set forth on SCHEDULE 4.15, all Taxes owed by the Corporation and the Seller (whether or not shown on any Tax Return) prior to the date hereof have been paid in full. There are no Encumbrances on any of the Shares that arose in connection with any failure (or alleged failure) to pay any Tax. The Corporation has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Except as set forth on SCHEDULE 4.15, there are no federal, state, local or foreign tax liens upon any of the properties or assets of the Corporation or the Shares, and there are no unpaid Taxes which are or could become a lien on the properties or assets of the Corporation or the Shares, except for current Taxes not yet due and payable. The Corporation has delivered, or will deliver upon execution of this Agreement, copies of all federal and state tax returns and reports filed by the Corporation in the past five years (1995, 1996, 1997, 1998 and 1999).

        4.16 SUPPLIERS. The Corporation has provided to Buyer for review all written agreements (a) which the Corporation has entered into with suppliers from which the Corporation ordered raw materials, supplies, merchandise and other goods and services during the twelve-month period ended December 31, 1999 and (b) which are in the possession of the Corporation.

        4.17 Employees; Employee Contracts.

        (1) SCHEDULE 4.17 identifies all employees of the Business. To the knowledge of Seller and the Corporation, the Corporation is in compliance with all applicable laws respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of the date of this Agreement. The Corporation is not a party to any labor agreement with any labor organization. The Company has not been served or received written notice regarding any pending unfair labor practice, charge or complaint against the Corporation, and to the knowledge of Seller and the Corporation, no such claim is threatened before any Governmental Authority. There is no labor strike or labor disturbance pending or threatened against the Corporation nor is any material grievance currently being asserted except as set forth in Schedule 4.14. The Corporation has not experienced a work stoppage or work slowdown at any time during the three (3) years immediately preceding the date of this Agreement. To the knowledge of the Seller and the Corporation, there is no organizational campaign being conducted and there is no dispute as to the representation of any employees of the Corporation. To the knowledge of Seller and the Corporation, the Corporation has good business relations with its employees and there is no reason to believe that the transactions contemplated by this Agreement will adversely affect such business relations. Except as set forth on SCHEDULE 4.17, the Corporation has complied with, and is currently in compliance with, all Governmental Requirements relating to any of its employees or consultants (including, without limitation, any Governmental Requirement of the Occupational Safety and Health Administration). The Corporation has not received, within the past three years, any written notice of failure to comply with any such Governmental Requirement.

        (2) SCHEDULE 4.17 contains a list identifying each written contract, agreement, arrangement, policy, program, plan or practice directly or indirectly providing for or relating to any employment, consulting, remuneration, compensation or benefit, severance or other similar arrangement, insurance coverage (including any self-insured arrangements), medical-surgical-hospital or other health benefits, workers' compensation, disability benefits, supplemental employment benefits, vacation benefits and other forms of paid or unpaid leave, retirement benefits, deferred compensation, savings or bonus plans, profit-sharing, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement compensation or benefit, employment guarantee or security, or limitation on right to discipline or discharge, which
(i) is not an Employee Plan, (ii) has been entered into or maintained by the Corporation, and (iii) covers any one or more current or former director, officer, employee or consultant of the Corporation (collectively, "EMPLOYEE CONTRACTS"). To the knowledge of the Seller and the Corporation, all Employee Contracts are valid and binding on all parties thereto, are in full force and effect, and no party to any such Employee Contract is in material default thereunder. Except as set forth on SCHEDULE 4.17 and except for advances to employees for business related expenses in the ordinary course of business under credit cards or otherwise, there is no amount in excess of $1,000 owing to the Corporation from any current or former director, officer, employee or consultant or owing by the Corporation to any current or former director, officer, employee or consultant excluding advance for business. Except as set forth on SCHEDULE 4.17, the Corporation is not a party to any Employee Contract which provides that the terms and conditions that would otherwise govern the relationship of the parties thereto will be altered upon the consummation of the transactions contemplated by this Agreement. True and complete copies of the Employee Contracts have been delivered to Buyer.

        4.18 CUSTOMERS. SCHEDULE 4.18 sets forth the names and addresses of the top ten (10) customers of the Corporation that ordered goods from the Corporation during the twelve-month period ended March 31, 2000.

        4.19 ENVIRONMENTAL MATTERS. (1) Except as disclosed in SCHEDULE 4.19, to the knowledge of Seller and the Corporation, the Corporation, and its assets, properties and operations are now and, at all times prior to the Closing Date, have been in compliance with all Environmental Laws. To the knowledge of Seller and the Corporation, there has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Current Real Property (or, to the knowledge of the Corporation at, on, under, in, to or from any of the other Real Property) whether as a result of or in connection with the operations and activities at the Real Property or otherwise, except as disclosed in SCHEDULE 4.19.

        (1) Neither the Corporation nor Seller have received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed or otherwise handled at or transported from the Real Property or otherwise, except as set forth in SCHEDULE 4.19.

        (2) Neither the Corporation, nor Seller have received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, except as set forth on
SCHEDULE 4.19. Neither the Real Property nor any operations or activities thereat is or has been the subject of any judicial or administrative proceeding, order, consent, agreement or any lien relating to any Environmental Laws or Environmental Claims.

        (3) Except as set forth on SCHEDULE 4.19, to the knowledge of Seller and the Corporation, (i) there are no underground storage tanks presently located at the Real Property and there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Real Property, (ii) there are no PCBs located at, on or in the Real Property and (iii) there is no asbestos or friable asbestos-containing material located at, on or in the Real Property.

        (4) The Corporation has delivered to Buyer or its Representatives copies of all information requested by Buyer which has been supplied by or on behalf of the Corporation to any Governmental Authority having the duties of regulation, registration, authorization or enforcement of or under any Environmental Laws.

        4.20 ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 4.20, all of the Accounts Receivable are bona fide receivables, arose during the ordinary course of the Business and will be collected at their full face amount, net of reserves. Except as set forth on SCHEDULE 4.20, neither the Seller nor the Corporation have knowledge of any liens on the Accounts Receivable, or any right of off-set on any of the Accounts Receivable, and no agreement for reduction or discount has been made with respect to any of the Accounts Receivable.

        4.21 Securities Matters.

        (a) The shares of Buyer Common Stock that the Seller is acquiring as the Purchase Consideration pursuant to this Agreement are being acquired for its own account as principal, for investment and not with a view to resale or distribution of any such shares.

        (b) The Seller understands and agrees that the shares of Buyer Common Stock it is receiving as the Purchase Consideration have not been registered under the Act in reliance upon exemptions therefrom and may not be transferred other than pursuant to a registration statement filed with respect to such shares or pursuant to an exemption from registration available under the Act.

        (c) In acquiring the shares of Buyer Common Stock which comprise the Purchase Consideration, Seller is relying solely on the representations and warranties of Buyer set forth in Article 5 of this Agreement, and Seller represents and warrants that it has not relied on any other representations or warranties of Buyer with respect to its business nor on any advice of Buyer with respect to the advisability of acquiring the Purchase Consideration or the tax consequences thereof.

        (d) The Seller has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities, so as to enable the Seller to evaluate the merits and risks of an investment in the Buyer Common Stock and to make an informed investment decision with respect thereto.

        4.22 BANK ACCOUNTS. SCHEDULE 4.22 contains true, complete and correct lists of all bank accounts and safe deposit boxes maintained by the Corporation (the "Bank Accounts"), and all persons entitled to draw thereon, to withdraw therefrom or, with access thereto.

        4.23 Employee Benefits Plans.

        (1) Attached hereto as SCHEDULE 4.23(A)(1), is a list identifying each "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any "multiemployer plan," as defined in Section 3(37) of ERISA, (the "Pension Plans") and as SCHEDULE 4.23(A)(2), a list identifying each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, (the "Welfare Plans") that, in either case, are maintained, administered or contributed to by the Corporation, or which cover any employee or former employee of the Corporation. Collectively, the Pension Plans and the Welfare Plans shall hereafter be referred to as the "Employee Plans." Except as otherwise identified on SCHEDULE 4.23(A)(1) and SCHEDULE 4.23(A)(2) and on SCHEDULE 4.23(M), (i) no Employee Plan or Benefit Arrangement (as defined in SECTION 4.23(M) of this Agreement) is maintained, administered or contributed to by any entity other than the Corporation, and (ii) no Employee Plan is maintained under any trust arrangement which covers any employee benefit arrangement which is not an Employee Plan.

        (2) Seller has delivered or will deliver to Buyer true and complete copies of (i) the Employee Plans (and related trust agreements and other funding arrangements, if any, and adoption agreements, if any), (ii) any amendments to the Employee Plans, (iii) written interpretations of the Employee Plans to the plan administrator of such Plan, (iv) material employee communications by the plan administrator of any Employee Plan (including, but not limited to, summary plan descriptions and summaries of material modifications as defined under ERISA), (v) the three most recent annual reports (e.g., the complete Form 5500 series) prepared in connection with each Employee Plan (if any such report was required), including all attachments (including without limitation the actuarial valuation reports) and (vi) the three most recent actuarial valuation reports prepared in connection with each Employee Plan (if any such report was required).

        (3) Each Employee Plan has been maintained in compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, which are applicable to such Employee Plan.

        (4) The Corporation has received no service or other written notice of, and to the knowledge of the Corporation or the Seller, there are no threatened claims, suits or other Proceedings by any employees, former employees or plan participants or the beneficiaries, spouses or representatives of any of them, against any Employee Plan, the assets held thereunder, the trustee of any such assets, or the Corporation relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements, other than ordinary and usual claims for benefits by participants or beneficiaries. Furthermore, the Corporation has received no service or other written notice of, and to the knowledge of the Corporation or the Seller, there are no threatened suits, investigations or other Proceedings by any federal, state, local or other Governmental Authority of or against any Employee Plan, the trustee of any assets held thereunder, or the Corporation relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements. If Seller or the Corporation learns or is notified that any of the actions described in this subsection are initiated prior to the Closing Date, the Seller shall notify the Buyer of such action prior to the date of Closing.

        (5) No liability has been incurred by the Corporation or by a trade or business, whether or not incorporated, which is deemed to be under common control or affiliated with the Corporation within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") for any tax, penalty or other liability with respect to any Employee Plan and, to the knowledge of the Corporation or the Seller, such Plans do not expect to incur any such liability prior to the date of Closing. The Corporation, for all periods ending on the prior to the date of this Agreement, has administered, and between the date of this Agreement and the date of Closing, will administer each Employee Plan in compliance with the reporting, disclosure, fiduciary and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

        (6) The Corporation and the Seller have not engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to any Employee Plans, and will not so engage, act or fail to act prior to the date of Closing. The Corporation and the Seller have not engaged in any "prohibited transaction" within the meaning of
Section 406(a) or 406(b) of ERISA, or of Section 4975(c) of the Code with respect to any Employee Plan. Furthermore, to the knowledge of the Corporation or the Seller, no other "party in interest," as defined in Section 3(14) of ERISA, or "disqualified person," as defined in Section 4975(e)(2) of the Code, has engaged in any such "prohibited transaction."

        (7) No Employee Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of the Corporation beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death, disability or retirement benefits under any Pension Plan, (iii) deferred compensation benefits accrued as liabilities on the financial statements of the Corporation, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary).

        (8) The Welfare Plans that are group health plans (as defined for the purposes of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and all regulations thereunder, ("COBRA")) have complied at all times, and will continue to comply through the date of Closing, with requirements of COBRA to provide health care continuation coverage to qualified beneficiaries who have elected, or may elect to have, such coverage. The Corporation, or its agents who administer any of the Welfare Plans, have complied at all times and will continue to comply through the date of Closing, with the notification and written notice requirements of COBRA. The Corporation has received no service or other written notice of, and to the knowledge of the Corporation or the Seller, there are no threatened claims, suits, or other Proceedings by any employee, former employee, participants or by the beneficiary, dependent or representative of any such Person, involving the failure of any Welfare Plan or of any other group health plan ever maintained by the Corporation to comply with the health care continuation coverage requirements of COBRA.

        (9) Each Pension Plan is "qualified" within the meaning of Section 401(a) of the Code, and has been qualified during the period from the date of its adoption to the date of this Agreement, and each trust created thereunder is tax-exempt under Section 501(a) of the Code. The Seller has delivered or will deliver to the Buyer the latest determination letters of the Internal Revenue Service relating to each Pension Plan. Such determination letters have not been revoked. Furthermore, the Corporation has received no service or other written notice of, and to the knowledge of the Corporation or the Seller, there are no threatened proceedings in which the "qualified status of any Pension Plan is at issue and in which revocation of the determination letter has been threatened. Each such Pension Plan has not been amended or operated, since the receipt of the most recent determination letter, in a manner that would adversely affect the "qualified" status of the Plan. No distributions have been made from any of the Pension Plans that would violate in any respect the restrictions under Treas. Reg. Section 1.401(a)(4)-5(b), and none will have been made by the date of Closing. To the knowledge of the Corporation or Seller, there has been no partial termination as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

        (10) The Corporation has made all required contributions under each Pension Plan on a timely basis or, if not yet due, adequate accruals therefore have been provided for in the Financial Statements. No Pension Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and no Pension Plan has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code.

        (11) Except for required premium payments, no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been incurred by the Corporation with respect to any Pension Plan. The Corporation has complied, or will comply, with all requirements for premium payments, including any interest and penalty charges for late payment, due to PBGC on or before the date of Closing with respect to each Pension Plan for which any premiums are required. The Corporation has received no service or other written notice of, and to the knowledge of Seller and the Corporation there is no threatened Proceeding by the PBGC to terminate, pursuant to Section 4042 of ERISA, with respect to any Pension Plan (or any Pension Plan maintained by an ERISA Affiliate). There has been no termination or partial termination, as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan. No reportable event, within the meaning of Section 4043 of ERISA, has occurred with respect to any Pension Plan.

        (12) The Corporation and its ERISA Affiliates have not been, nor will they become through the date of Closing, liable to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

        (13) SCHEDULE 4.23(M) contains a list identifying each employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within thirty (30) days without liability to the Seller and the Corporation), and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental employment benefits, vacation benefits, retirement benefits, deferred compensation, bonuses, profit-sharing, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement compensation or benefit which (i) is not an Employee Plan, (ii) has been entered into or maintained, as the case may be, by the Seller or the Corporation, and (iii) covers any employee or former employee of the Corporation. Such contracts, plans and arrangements are hereinafter referred to collectively as the "Benefit Arrangements". True and complete copies or descriptions of the Benefit Arrangements have been or will be delivered to Buyer. Each Benefit Arrangement has been maintained in substantial compliance with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangements.

        (14) There has been no amendment to, written interpretation or announcement (whether or not written) by the Corporation relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of expense incurred in respect of such Employee Plan or Benefit Arrangement for the most recent plan year with respect to Employee Plans or the most recent fiscal year with respect to Benefit Arrangements.

        (15) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Corporation that, individually or in aggregate, could give rise to the payment by the Corporation, directly or indirectly, of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

        4.24 INVENTORY. The Corporation has provided to Buyer for inspection access to the Inventory located at the Current Real Property.

        4.25 Insurance.

        (1) The Corporation has delivered to Buyer true and complete copies of all policies of insurance to which the Corporation is a party or under which the Corporation or any officer or director thereof, is or has been covered at any time within the three (3) years immediately preceding the date of this Agreement.

        (2) Schedule 4.25(b) describes:

        (a) any self-insurance arrangement by or affecting the Corporation, including any reserves established thereunder;

        (b) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Corporation; and

        (c) all obligations of the Corporation to provide insurance coverage to third parties (for example, under leases or service agreements), and identifies the policy under which such coverage is provided.

        (3) SCHEDULE 4.25(C) sets forth, by year, for the current policy year and each of the three (3) preceding policy years:

        (a) a summary of the loss experience under each policy of insurance;

        (b) a statement describing each claim under a policy of insurance for an amount in excess of $10,000, which sets forth:

               (i) the name of the claimant;

               (ii) a description of the policy by insurer, type of insurance, and period of coverage; and

               (iii) the amount and a brief description of the claim.

        (c) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

               (i) Except as set forth on SCHEDULE 4.25(D):

        (d) all policies of insurance to which the Corporation is a party or that provide coverage to the Corporation or any officer or director thereof: are valid, outstanding, and enforceable;

        (e) Except as set forth on SCHEDULE 4.25(D), the Corporation has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

        (f) To the Corporation's knowledge, it has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to the Corporation or any officer or director thereof; and

        (g) To the Corporation's knowledge, it has given notice to the insurer of all claims that may be insured thereby.

        4.26 BROKERS. Neither Seller nor the Corporation have entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Buyer or the Corporation to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

        4.27 MATERIAL CONTRACTS. Except as listed on SCHEDULE 4.27, and any other contract required to be disclosed in another Schedule, the Corporation is not a party to any contract, agreement, mortgage, commitment or obligation, whether oral or written, express or implied, that is legally binding and:

        (1) which involves performance of services or the delivery of goods to the Corporation of an amount or value in excess of $10,000;

        (2) which was not entered into in the ordinary course of business and that involves expenditures or receipt by the Corporation of an amount or value in excess of $25,000;

        (3) which is for capital expenditures in excess of $25,000;

        (4) which is a guaranty, warranty or similar undertaking by the Corporation;

        (5) which is a power of attorney;

        (6) which restricts or purports to restrict the Business of the Corporation in connection with the manufacture or sale of any product or in any geographic territory; or

        (7) which involves a licensing arrangement with respect to trademarks, patents, copyrights or other intellectual property.

Without limiting the foregoing, SCHEDULE 4.27 lists all contracts between (i) Seller (and/or any Affiliate of Seller) and (ii) the Corporation.

Except as set forth on SCHEDULE 4.27, to the knowledge of Seller and the Corporation, the Corporation is not in default as of the date hereof, and will not be in default as of the Closing Date, under, pursuant to, or with respect to any contract, agreement, mortgage, commitment or obligation that is disclosed on
SCHEDULE 4.27, is required to be disclosed on SCHEDULE 4.27 or is required to be disclosed in another Schedule.

        4.28 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 4.28, since March 31, 2000 and through the date of this Agreement, there has not been:

        (1) any material adverse change in the business, financial condition or operations of the Corporation;

        (2) any damage, destruction or loss in excess of $20,000, whether covered by insurance or not, materially and adversely affecting the assets or properties of the Corporation or the operation of the Business;

        (3) any declaration or payment or setting aside full payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Corporation, or direct or indirect redemption, purchase or other acquisition of any shares of capital stock of the Corporation;

        (4) any increase in the compensation or granting of bonuses payable or to become payable by the Corporation to any officer or employee except in the ordinary course of the Corporation's business;

        (5) except in the ordinary course of business, any sale or transfer by the Corporation of any Tangible Personal Property, Intangible Property or Real Property, any mortgage or pledge or creation of any Encumbrance relating to any such property, any lease of real property or equipment or any cancellation of any debt or claim;

        (6) consistent with the past practices of the Corporation;

        (7) any change in accounting methods or principles of the Corporation;

        (8) any amendment to the certificate of incorporation or bylaws of the Corporation; or

        (9) any agreement, whether oral written, to do any of the foregoing.

        4.29 Products; Product Warranties.

        (1) A form of each product warranty relating to products manufactured or sold by the Corporation at any time during the three-year period preceding the date of this Agreement is attached to or set forth on SCHEDULE 4.29.

        (2) SCHEDULE 4.29 sets forth a true and complete list of (A) all products manufactured, marketed or sold by the Corporation that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past three (3) years (for purposes of this paragraph, a product shall have been recalled or withdrawn if substantially all products in a product line or lot were recalled or withdrawn) and (B) all Proceedings (whether completed or pending) at any time during the past three (3) years seeking the recall, withdrawal, suspension or seizure of any product sold by the Corporation.

        (3) Except as set forth on SCHEDULE 4.29, to the knowledge of Seller and the Corporation there are no defects in design, materials, manufacture or otherwise in any products manufactured, distributed or sold by the Corporation during the past five (5) years or any defect in repair to any such products which could give rise to any claims in excess of historical warranty expenses; PROVIDED, HOWEVER, that for purposes of this paragraph improvements made to products in the ordinary course of business shall not be interpreted as an indication of the existence of any defects.

        (4) The Corporation has made available to Buyer for review all information available to the Corporation regarding all warranty occurrences and all other unreimbursed repair, maintenance and replacement occurrences affecting the Corporation after January 1, 1995.

        (5) Except as provided in any of the standard product warranties described in paragraph (a) of this Section and as otherwise set forth on
SCHEDULE 4.29, the Corporation has not sold any products or services which are subject to an extended warranty of the Corporation beyond 24 months and which warranty has not yet expired.

        4.30 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Seller or the Corporation in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain at the Closing Date any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller and the Corporation that the following are true, correct and complete on the date hereof, and shall be true, correct and complete as of the Closing Date:

        5.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties. Buyer has all necessary power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

        5.2 AUTHORITY; AUTHORIZATION; BINDING EFFECT. Buyer has all necessary power and authority and has taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

        5.3 NO CONFLICTS, VIOLATIONS OR PROCEEDINGS. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance by Buyer of its obligations under this Agreement do not and will not result in (i) a violation of or a conflict with any provision of the Articles of Incorporation of Buyer or other organizational documents of Buyer, (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or
(iii) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award. There is no pending or, to the knowledge of Buyer, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

        5.4 NO CONSENTS OR APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

        5.5 BUYER'S CAPITAL STRUCTURE. The authorized capital stock of Buyer consists of 100,000,000 shares of Buyer Common Stock and 100,000,000 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock"). As of July 27, 2000: (i) 21,996,069 shares of Buyer Common Stock were issued and outstanding on a fully diluted basis (excluding (A) the shares comprising the Purchase Consideration and the Option Shares; (B) any options or shares of Buyer Common Stock issuable under options to be granted in the future under any employee stock option plan of Buyer; and (C) shares of Buyer Common Stock issued or issuable in connection with Buyer's profit sharing plan in respect of 1999), all of which are validly issued, fully paid and non-assessable; (ii) no shares of Buyer Common Stock were held in the treasury of Buyer or by any subsidiaries of Buyer; (iii) 774,928 shares of Buyer Common Stock were reserved for issuance in the future pursuant to stock options granted and outstanding under Buyer's stock option plans and (iv) no shares of Preferred Stock were issued and outstanding. All shares of Buyer Common Stock to be issued to Seller as the Purchase Consideration and pursuant to the Option, upon issuance pursuant to the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable. There are no obligations, contingent or otherwise, of Buyer or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the Buyer Common Stock. As of the Closing Date, Buyer's total indebtedness shall not exceed $136,500,000. As of July 27, 2000, the number of Fully-Diluted Common Shares (as defined in the Stockholders Agreement) was 21,996,069.

        5.6 FINANCIAL STATEMENTS. Buyer has delivered or will deliver to Seller
(a) financial statements of the Buyer for each of the years in the two-year period ended December 31, 1999 (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows), which have been audited by the Buyer's accountants (the "Buyer Financial Statements") and (b) unaudited interim financial statements of the Buyer (consisting of a balance sheet and statement of income, profit and loss) for the 3-month period ended March 31, 2000 (the "Buyer Interim Financial Statements"). Except as set forth on SCHEDULE 5.6, the Buyer Financial Statements and the Buyer Interim Financial Statements fairly present the financial condition and the results of operations of the Buyer as of their respective dates and for the periods then ended, and the Buyer Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. The books and records of the Buyer fairly reflect the assets, liabilities and operations of the Buyer in accordance with GAAP, and the Buyer Financial Statements and the Buyer Interim Financial Statements are in conformity therewith, except that the Buyer Interim Financial Statements do not contain footnotes and are subject to customary year-end adjustments applied on a basis consistent with the Buyer's past experience. Buyer Financial Statements and the Buyer Interim Financial Statements provide fully for all material fixed and non-contingent liabilities of the Buyer. There are no liabilities or obligations of any nature, whether absolute, accrued, contingent, known, unknown, matured, unmatured or otherwise, or whether or not required to be disclosed or provided for in financial statements in accordance with GAAP of the Buyer, except (i) liabilities and obligations reflected or reserved for in the Buyer Financial Statements and the Buyer Interim Financial Statements, (ii) as otherwise specifically disclosed in this Agreement, (iii) liabilities which in the aggregate will not have a material adverse affect on the business or financial conditions of the Buyer, or (iv) liabilities and obligations incurred between January 1, 2000 and the Closing Date in the ordinary course of business of the Buyer, consistent with past practice, and as permitted by this Agreement.

        5.7 COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 5.7, Buyer at all times during the last six (6) years has duly complied in all material respects with, and is in compliance with, all applicable Governmental Requirements. Except as set forth in SCHEDULE 5.7, the Buyer has not received any notice to the effect that, or otherwise been advised that, the Buyer is not in compliance with any Governmental Requirement.

        5.8 LITIGATION. Except as set forth in SCHEDULE 5.8, Buyer has not received service or other written notice of, and, to the knowledge of Buyer, there is no threatened claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative Proceeding, or any order, decree, or judgment against or relating to the Buyer, its officers, directors or employees, or its properties, assets or business. Except as set forth in SCHEDULE 5.8, the Buyer knows of no basis or grounds for any such claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative Proceeding. None of the matters disclosed in
SCHEDULE 5.8 has or will have a material adverse affect on the business or financial condition of the Buyer.

        5.9 TAX MATTERS. Except as set forth on SCHEDULE 5.9, the Buyer has filed all Tax Returns relating to its business that it was required to file. All such Tax Returns were correct and complete in all respects. Except as set forth on SCHEDULE 5.9, all Taxes owed by the Buyer (whether or not shown on any Tax Return) prior to the date hereof have been paid in full. The Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Except as set forth on SCHEDULE 5.9, there are no federal, state, local or foreign tax liens upon any of the properties or assets of the Buyer, and there are no unpaid Taxes which are or could become a lien on the properties or assets of the Buyer, except for current Taxes not yet due and payable.

        5.10 NO BROKERS. Buyer has not entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

        5.11 INVESTMENT. The Shares being acquired by Buyer pursuant to this Agreement are being acquired for Buyer's own account as principal, for investment and not with a view to resale or distribution of any such Shares.

        5.12 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by Buyer in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Seller pursuant to this Agreement, or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 6
                           COVENANTS PRIOR TO CLOSING

        Seller and the Corporation on the one hand, and Buyer on the other hand, each covenant with the other as follows:

        6.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. Prior to Closing, the Corporation shall continue to carry on the Business in the ordinary course and substantially in accordance with past practice and will not take any action inconsistent therewith or with the consummation of the transactions, except as expressly provided for in this Agreement. The Corporation shall promptly inform Buyer of any material changes in the Business.

        6.2 INVESTIGATION BY PARTIES. Seller and Buyer acknowledge and agree that between the date of this Agreement and the Closing Date, Buyer and each Representative of Buyer shall continue to conduct a due diligence review with respect to the Corporation and the Business and Seller and each Representative of Seller shall conduct a due diligence review of Buyer. In connection with such due diligence review, each party and each Representative of such party shall, upon reasonable prior notice, (i) cooperate with the other party, and each Representative of the other party, (ii) provide all information, and all documents and other tangible items containing or relating to such information, reasonably requested by the other party, any Representative of the other party or any financial institution and (iii) permit each Representative of the other party to inspect any part of the business and operations of such party. Each party shall conduct its due diligence investigation in a manner so as not to unreasonably disrupt the business and operations of the other party. The parties agree that the letter, dated November 1, 1999, regarding Buyer's confidentiality obligations and the letter, also dated November 1, 1999, regarding Seller's confidentiality obligations (collectively the "Confidentiality Agreements") shall apply to all information disclosed pursuant to any Due Diligence investigation.

        6.3 CONSENTS AND BEST EFFORTS. As soon as practicable, Buyer, Seller and the Corporation, as applicable, will commence all reasonable action required hereunder to obtain all consents, approvals and agreements of, and to give all notices and make all filings with, any Person as may be necessary (a) to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Shares, free and clear of any Encumbrances, by a date early enough to allow the sale hereunder to be consummated by the Closing Date (b) to authorize, approve or permit the issuance by Buyer to, and subscription by Seller, of shares of the Buyer Common Stock comprising the Purchase Consideration, in compliance with applicable laws and free and clear of any Encumbrances, by a date early enough to allow the sale and other transactions contemplated hereunder to be consummated by the Closing Date and (c) to obtain consents from any Person who is a party to a material contract with the Corporation, the terms of which give such Person a right to terminate such contract as a result of the transactions provided for in this Agreement. Buyer, Seller and the Corporation agree to use commercially reasonable best efforts to satisfy all conditions precedent to their respective obligations to consummate the transactions contemplated by this Agreement.

        6.4 CERTAIN PROHIBITED TRANSACTIONS. Except as contemplated by Section
6.5 and except as otherwise approved by Buyer, during the period beginning as of March 31, 2000 and ending on the Closing Date, the Corporation and Seller shall not:

        (1) declare or pay any dividend or make any distribution to its shareholders in cash, property or other assets;

        (2) except in the ordinary course of business, mortgage, pledge or otherwise encumber or sell, transfer or otherwise dispose of any of the assets of the Corporation other than as contemplated by this Agreement;

        (3) enter into or terminate any material contract or agreement, or make any material change in any of its material contracts or agreements relating to or otherwise affecting the Business, other than in the ordinary course of business and consistent with past practice;

        (4) borrow any money, enter into any agreement or commitment to borrow any money or otherwise take any action which will materially increase the indebtedness of the Corporation over the indebtedness of the Corporation as of the Closing Date; or

        (5) do any other act which would cause any representation or warranty of the Corporation or Seller in this Agreement to be or become untrue in any material respect.

        6.5 PRE-CLOSING TRANSACTIONS. Buyer and Seller agree that, prior to the Closing, the actions involving the Corporation set forth on SCHEDULE 6.5, if any, will be effectuated.

        6.6 NON-COMPETE AGREEMENT. On the Closing Date, Seller and Buyer shall enter into a non-compete agreement substantially in the form of EXHIBIT B (the "Non-Compete Agreement").

        6.7 No Solicitation

        (1) During the period starting on the date hereof and ending on the Closing Date, neither Seller nor the Corporation shall authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or Representative of, the Corporation or the Seller to, (i) solicit, initiate, or encourage the submission of, or respond to inquiries or proposals regarding, any takeover proposal, (ii) enter into any agreement, arrangement or understanding with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or afford any Person access to properties, books or records in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal, except to the extent that the Board of Directors of Seller or the Corporation concludes in good faith after consultation with its outside legal counsel that such action is necessary for the Board of Directors of Seller or the Corporation to comply with its fiduciary obligations under applicable law. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by the Seller or the Corporation, or any employee, officer or director of the Seller or the Corporation or any investment banker, attorney or other advisor or Representative of the Seller or the

Corporation, whether or not such Person is purporting to act on behalf of the Seller or the Corporation or otherwise, shall be deemed to be a breach of this
Section 6.7 by the Seller or the Corporation. For purposes of this Agreement, "takeover proposal" means any proposal for a merger or other business combination involving the Corporation or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, or voting securities of, or a substantial portion of the assets of the Corporation, other than the transactions contemplated by this Agreement.

        In the event that the Seller or the Corporation receives a takeover proposal prior to the Closing, they shall promptly notify the Buyer of such takeover proposal.

        (2) During the period beginning on the date hereof and ending on the earlier of the Closing Date or the date of any termination of this Agreement pursuant to Section 11.1, except to the extent that the Board of Directors of the Seller or the Corporation concludes in good faith after consultation with its outside legal counsel that such action is necessary for the Board of Directors of the Seller or the Corporation to comply with its fiduciary obligations under applicable law, neither the Board of Directors of the Seller or the Corporation nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyer, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the transactions contemplated hereby or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

        6.8 INVESTMENT BY SELLER. In consideration, and subject to the completion, of the transactions provided for in this Agreement, Seller and Buyer have agreed that Seller will subscribe for and purchase 333,334 shares of Buyer Common Stock ("Subscription Shares") at a price equal to $9.00 per share pursuant to the terms and conditions of a Subscription Agreement, the form of which is attached hereto as EXHIBIT 6.8 to be executed by Buyer and Seller simultaneously (the "Subscription Agreement"). At the Closing, Seller shall deliver the purchase price for the Subscription Shares in cash by wire transfer of immediately available funds to an account designated by Buyer and Buyer shall deliver a certificate or certificates evidencing the Subscription Shares and all other instruments or documents that are necessary to enable Seller to acquire good and marketable title to, and complete ownership of, the Subscription Shares, free and clear of any Encumbrances. All Subscription Shares received by Seller shall be subject to the provisions of the Stockholders Agreement.

        6.9 RESERVED.

        6.10 MAINTENANCE OF WELFARE PLAN. (a) Seller agrees that it will cause the Hitachi America, Ltd. Group Health & Welfare Trust (the "Welfare Trust") to allow the Corporation to continue group health coverage and other insured welfare benefits with the Welfare Trust for its employees and beneficiaries for a period of coverage of up to 60 days following the Closing Date and the Corporation will pay an insurance premium for such coverage in an amount which is consistent with the monthly premium or other payment amounts that the Corporation has paid to the Welfare Trust for the coverage heretofore in 2000 (the "Premiums"). With regard to the foregoing (but subject to this Section 6.10 and Section 9.2(a)(viii)), Buyer and Seller each acknowledges that the Corporation will be contractually obligated to make a terminal liability payment to the Welfare Trust at the time it terminates participation in the Welfare Trust's plans equal to 3.5 times the monthly premium payable by the Corporation in respect of the last month of coverage ("Terminal Liability Payment") and that, for certain large claims (if any) that may remain open, liability to the Welfare Trust for such claims may continue ("Large Claim Liability"). The parties agree that (A) the Corporation shall pay the BEI Proportion (as hereinafter defined) of the Terminal Liability Payment and that Seller shall pay the balance of the Terminal Liability Payment to the Welfare Trust and (B) Seller shall be responsible to the Welfare Trust for 100% of any Large Claim Liability. The parties further agree that the Corporation and Seller will enter into a terminal liability agreement with the Welfare Trust that is consistent with the provisions of this Section 6.10. For purposes hereof, the "BEI Proportion" shall mean an amount equal to $77,000(US).

        (1) Buyer agrees that it or the Corporation will establish a replacement group health plan for Corporation's employees and beneficiaries as soon as reasonably practicable and will provide required continuation coverage for current and former employees of Corporation and their beneficiaries.

        (2) Seller agrees that it shall indemnify Buyer and the Corporation for all claim liabilities to or under the Welfare Trust attributable to employees and beneficiaries of the Corporation which are in excess of the (A) Premiums paid to the Welfare Trust and (B) the BEI Proportion of the Terminal Liability Payment.

        6.11 INDUSTRIAL REVENUE BOND MATTERS. (a) Subject to Paragraph (b) of this Section 6.11, Seller shall use its commercially reasonable and diligent efforts to obtain from The Bank of Tokyo-Mitsubishi, Ltd. an agreement to keep the Letter of Credit from The Bank of Tokyo-Mitsubishi, Ltd. (the "Letter of Credit") with respect to the Massachusetts Industrial Finance Agency Industrial Revenue Bonds (the "IDA Bonds") for the Current Real Property in place for a period following the Closing that is reasonably sufficient to enable the Buyer to either replace the Letter of Credit or the Corporation to redeem the IDA Bonds. Seller shall cooperate with Buyer in obtaining all necessary Uniform Commercial Code termination statements and mortgage discharges once Buyer replaces the Letter of Credit or redeems the IDA Bonds.

        (1) Buyer agrees that, subject to the Closing of the transactions contemplated by the Subscription Agreement, Buyer will deposit with The Bank of Tokyo-Mitsubishi, Ltd, cash collateral up to the amount of the unpaid principal amount of the IDA Bonds to secure the Letter of Credit.

        6.12 IAN IRVING. Buyer and Seller agree that the Corporation shall retain Ian Irving, the President of the Corporation, for a one (1) month period only following the Closing Date and pay his salary and related benefits for such period. Seller agrees that it shall be responsible for negotiating, and shall pay to, Mr. Irving all severance, accrued vacation and/or sick days and other amounts that are not included as a liability on the Closing Balance Sheet of the Corporation, which are payable upon his termination of employment with the Company following such one month period.

        6.13 NO DIVIDENDS BY WGL. Buyer agrees that it will not declare or pay any cash dividend from May 14, 2000 through the Closing Date.

                                   ARTICLE 7
                       CONDITIONS TO SELLER'S OBLIGATIONS

        The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Seller's absolute and sole discretion, be waived in whole or in part in writing):

        7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

        7.2 CONSENTS. All consents, approvals and waivers necessary to permit Seller to transfer the Shares to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Seller. Furthermore, all consents, approvals and waivers necessary to permit Buyer to issue shares of the Buyer Common Stock comprising the Purchase Consideration as contemplated hereby, and, to issue the Subscription Shares as contemplated hereunder and by the Subscription Agreement, shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Seller.

        7.3 NO PROCEEDINGS. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Seller to transfer the Shares to Buyer.

        7.4 CERTIFICATES. Buyer will furnish Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Seller.

        7.5 DUE DILIGENCE. Seller shall have completed its due diligence review contemplated by Section 6.2 and been satisfied with the results thereof.

        7.6 CORPORATE DOCUMENTS. Seller shall have received from Buyer (a) resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby, which remain effective as of the Closing Date, and (b) a list of the officers of Buyer executing this Agreement and any agreement contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of Buyer.

        7.7 OTHER AGREEMENTS. Concurrently with the Closing, Buyer shall have executed and delivered the Non-Compete Agreement and the Stockholders Agreement to Seller.

        7.8 PURCHASE CONSIDERATION. Buyer shall have, concurrently with the Closing, issued and delivered to Seller validly issued, fully paid and nonassessable shares of the Buyer Common Stock comprising the Purchase Consideration, in compliance with applicable laws.

        7.9 OPINION LETTER. Seller shall have received an opinion from Hodgson, Russ, Andrews, Woods & Goodyear, LLP, counsel to Buyer, in the form attached hereto as EXHIBIT C.

        7.10 SUBSCRIPTION SHARES. The transactions contemplated by the Subscription Agreement shall have been consummated at or prior to Closing (including but not limited to the delivery of a stock certificate for the Subscription Shares).

                                   ARTICLE 8
                        CONDITIONS TO BUYER'S OBLIGATIONS

        The obligations of Buyer to consummate the transaction provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Buyer's absolute and sole discretion, be waived in whole or in part in writing):

        8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Seller and the Corporation contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Seller and the Corporation shall have performed all agreements and covenants required hereby to be performed by each of them prior to or at the Closing Date.
8.2 CONSENTS. All consents, approvals and waivers necessary to permit Seller to transfer the Shares to Buyer as contemplated hereby shall have been obtained, except for consents which in the aggregate if not obtained would not have any material adverse affect on the Business.

        8.3 NO PROCEEDINGS. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to affect materially the right or ability of Buyer to own or operate the Business after the Closing.

        8.4 CERTIFICATES. Seller and the Corporation will furnish Buyer with such certificates to evidence compliance with the conditions set forth in this
Article 8 as may be reasonably requested by Buyer.

        8.5 DUE DILIGENCE. Buyer shall have completed its due diligence review contemplated by Section 6.2 and been satisfied by the results thereof, including but not limited to not having found any material variance from the representations and warranties in set forth in Article 4.

        8.6 NO INTERRUPTION OR ADVERSE CHANGE. Prior to or at the time of Closing, (i) no interruption or suspension of a material volume of the Business as now conducted shall have occurred or been threatened and (ii) no material adverse change in the Business shall have occurred or been threatened.

        8.7 RESIGNATIONS. Buyer shall have received resignations from the officers and directors of the Corporation in form and substance satisfactory to Buyer.

        8.8 CORPORATE DOCUMENTS. Buyer shall have received from Seller and the Corporation (a) resolutions adopted by the board of directors and shareholders of the Corporation approving this Agreement and the transactions contemplated hereby and (b) a list of the officers of the Corporation executing this Agreement and each agreement contemplated by this Agreement, certified by the Secretary or Assistant Secretary of the Corporation, together with a power of attorney or other instrument, in either case reasonably satisfactory to Buyer, evidencing the authority of the officer executing this Agreement on behalf of the Seller.

        8.9 OTHER AGREEMENTS. At or before the Closing, Seller shall have executed and delivered the Non-Compete Agreement and the Stockholders Agreement to Buyer.

        8.10 CAIRNS. Seller shall have delivered to Buyer a copy of a letter agreement between Cairns and Seller or the Corporation ("Cairns Letter Agreement") in the form attached hereto as SCHEDULE 8.10 or otherwise in form and substance satisfactory to Buyer.

        8.11 SUBSCRIPTION SHARES. The transactions contemplated by the Subscription Agreement shall have been consummated at or prior to Closing (including but not limited to the delivery of the purchase price for the Subscription Shares).

        8.12 IDA BOND MATTERS. Seller shall deliver to Buyer at Closing all consents to the transactions contemplated hereby that are required in connection with the IDA Bonds and Seller shall also have delivered to Buyer the agreement of The Bank of Tokyo-Mitsubishi, Ltd. to keep the Letter of Credit in place as contemplated by, and subject to the provisions of, Section 6.12.

                                   ARTICLE 9
                                 INDEMNIFICATION

        9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller and the Corporation, and of Buyer, contained in this Agreement shall, without regard to any investigation made by any of the parties hereto, survive the Closing Date until the second anniversary of the Closing Date; PROVIDED, HOWEVER, that the representations and warranties made in Section 4.6 (Title) shall survive the Closing indefinitely and the representations and warranties made in Section 4.15 (Taxes) shall survive the Closing until 30 days following expiration of the applicable statute of limitations. The covenants and agreements of Seller, the Corporation and Buyer contained in this Agreement, including but not limited to those set forth in
Section 9.2, shall survive the Closing Date until they have been fully satisfied or otherwise discharged.

        9.2 Indemnifications and Payment of Losses.

        (1) BY SELLER. Seller shall indemnify, save and hold harmless Buyer (before and after the Closing) and the Corporation (after the Closing only) and each of Buyer's Representatives from, against and in respect of and will pay to such Persons, whether or not involving a third party claim, the following (individually a "Loss" and collectively "Losses") subject to Section 9.3 hereof:

        (a) any and all loss, liability, deficiency or damage suffered or incurred by Buyer by reason of (A) any untrue representation or breach of warranty or (B) nonfulfillment of any covenant or agreement by Seller or, prior to the Closing, the Corporation in this Agreement or in any agreement, instrument or other writing delivered to Buyer by Seller or the Corporation pursuant to or in connection with this Agreement;

        (b) any claim by any Person for (A) a finder's fee, investment banker's fee, or brokerage or other commission or (B) any legal expenses, in each case by any Person for services alleged to have been rendered at the instance of the Corporation or Seller with respect to this Agreement or the transactions contemplated by this Agreement;

        (c) any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation or any Buyer Representative relating to any claim, suit, litigation or other Proceeding initiated by any Person not a party to this Agreement (A) as to which (x) service of process or other written notice has been given to the Corporation or Seller prior to Closing including, without limitation, any matter described on SCHEDULE 4.14, or (y) that otherwise involves a claim for property damages or death or personal injury arising out of events occurring prior to the Closing Date and is based upon a claim of negligence or willful misconduct and (B) which is not fully reserved for on the Closing Balance Sheet of the Corporation;

        (d) any and all loss, liability, deficiency or damage suffered or incurred by Buyer, the Corporation or any Representative caused by or arising out of the generation, treatment, handling, storage or disposal of Hazardous Substances or noncompliance with any Environmental Laws on or prior to the Closing Date regardless of whether or not the matter or matters giving rise to any such Losses were disclosed to Buyer in SCHEDULE 4.19 or known by Seller at the date of this Agreement, in each case which is not fully reserved for on the Closing Balance Sheet of the Corporation.

        (e) any liabilities and obligations for Taxes in excess of $5,000 which are or shall be incurred by Buyer or the Corporation with respect to the operation of the Corporation on or prior to March 31, 2000 which are not fully reserved for on the Closing Balance Sheet of the Corporation;

        (f) any loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation, arising out of, or incurred in connection with or relating to, the failure by the Corporation to pay any royalties or similar fees or payments due or accrued prior to the Closing Date to any Person, including but not limited to that certain license agreement dated January 1, 1986 between the Corporation and Union Carbide Corporation;

        (g) any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation relating to, or arising from:

        (2) any Cairns Contract Claim which may be asserted by Cairns & Brothers, Inc. ("Cairns"); or

        (3) any personal injury, death or property loss or damage caused by any batteries delivered by the Corporation to Cairns prior to the date of this Agreement;

provided, however, that, subject to Section 10.5(b), Seller shall have no liability under this Section 9.2(a)(vii) for any net loss incurred by the Corporation in connection with the replacement of defective batteries for Cairns or in connection with the sale of batteries to Cairns pursuant to the Cairns Letter Agreement. For purposes hereof, a "Cairns Contract Claim" shall mean any claim that may be asserted by Cairns for breach of contract under, and any other claim relating to, any contract (oral, written or otherwise) between the Corporation and Cairns in effect on the date of this Agreement including, but not limited to, the Cairns Letter Agreement (collectively, the "Cairns Contract");

        (4) any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation under the Corporation's Welfare Plans (including, without limitation, the Welfare Trust) that is in excess of the aggregate amount of the Premiums which Buyer has agreed to pay, or cause the Corporation to pay, under Section 6.10;

        (5) the aggregate amount of any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation as a result of any retroactive premium adjustments (net of any positive retroactive adjustments) under the Corporation's workers' compensation insurance policies for all coverage periods through the Closing Date the amounts of which have not been fully reflected on the Closing Balance Sheet of the Corporation;

        (a) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

        (6) BY BUYER. Buyer shall indemnify and save and hold harmless Seller from, against and in respect of the following (individually, a "Loss" and, collectively, "Losses"):

        (a) any and all loss, liability, deficiency or damage suffered or incurred by Seller by reason of (A) any untrue representation or breach of warranty or (B) nonfulfillment of any covenant or agreement by Buyer contained in this Agreement or in any agreement, instrument or other writing delivered to Seller pursuant to or in connection with this Agreement;

        (b) any claim against Seller for (A) a finder's fee, investment banker's fee, or brokerage or other commission or (B) any legal expenses, in each case by any Person for services alleged to have been rendered at the instance of Buyer with respect to this Agreement or the transaction contemplated by this Agreement; and

        (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

        (7) Limitations on Indemnifications.

        (a) For purposes of this Section, the term "Threshold" shall mean a dollar amount equal to 20% of the Net Book Value of the Corporation.

        (b) Except as set forth in Section 9.2(c)(iv), with respect to any Losses covered by Seller's indemnification obligations under Section 9.2(a)(i) that affect the Net Book Value of the Corporation (including, without limitation, those relating to Accounts Receivable, Inventory and property, plant and equipment) ("Balance Sheet Losses"), the Seller shall have liability for such Balance Sheet Losses only if the aggregate amount of any such Balance Sheet Losses exceeds the Threshold and only for such Balance Sheet Losses in excess of the Threshold.

        (c) With respect to any Losses (A) covered by Seller's indemnification obligations under Section 9.2(a)(i) that are not Balance Sheet Losses and (B) covered by Seller's indemnification obligations under Sections 9.2(a)(iii),
(a)(iv), (a)(vii), (a)(viii) and (a)(ix) and, to the extent related thereto, (a)
(x) ("Primary Losses"), the Seller shall have liability for such Primary Losses only if the aggregate amount of all Balance Sheet Losses and Primary Losses exceeds the Threshold, in which case Seller shall indemnify Buyer for all such Primary Losses beginning with the first dollar thereof.

        (d) Notwithstanding anything to the contrary contained in Section 9.2(c)(ii), once the aggregate amount of Balance Sheet Losses and Primary Losses incurred by Buyer exceeds the Threshold, Seller shall indemnify Buyer for any additional Balance Sheet Losses incurred thereafter, even if the aggregate amount of Balance Sheet Losses is less than the Threshold.

        (e) The limitations set forth in Sections 9.2(c)(i) to (iv) shall not apply to any Losses (A) covered by Seller's indemnification obligations under
Section 9.2(a)(ii), (a)(v) or (a)(vi) and to the extent related thereto, (a)(x),
(B) arising out of or, incurred in connection with or relating to the matters set forth on SCHEDULE 4.14 or (C) incurred by Buyer as a result of fraud.

        (f) Notwithstanding any other provision of this Section 9.2, Seller's maximum liability to Buyer (and/or the Corporation) under Section 9.2(a), except for any Losses incurred by Buyer as a result of fraud or which are required to be indemnified by Seller under Section 9.2(a)(vi), shall be an amount equal to 110% of the Net Book Value of the Corporation.

        (8) Seller shall have the option of satisfying its indemnification obligations pursuant to this Agreement (i) in cash or (ii) by returning shares of Buyer Common Stock having a value equal to the amount of indemnification, with each such share being valued for such purpose at $9.00 (subject to appropriate adjustment to take into account any Stock Adjustment Event). To the extent that the shares of Buyer Common Stock received by Seller pursuant to this Agreement are insufficient to cover Seller's indemnification obligations pursuant to this Agreement, Seller shall nonetheless be required to pay to Buyer the full amount of Losses in stock or cash, subject to Section 9.2(c).

        (9) NOTIFICATION OF CLAIMS. In the event that any party entitled to indemnification pursuant to this Agreement (the "Indemnified Party") proposes to make any claim for such indemnification, the Indemnified Party shall deliver to the indemnifying party (the "Indemnifying Party"), which delivery with respect to the Losses arising from breaches of representations and warranties shall be on or prior to the date upon which the applicable representations and warranties expire pursuant to Section 9.1 hereof, a signed certificate, which certificate shall (i) state that Losses have been incurred or that a claim has been made for which Losses may be incurred, (ii) specify the sections of this Agreement under which such claim is made and (iii) specify in reasonable detail each individual item of Loss or other claim including the amount thereof and the date such Loss was incurred. In addition, each Indemnified Party shall give notice to the Indemnifying Party within ten (10) days of its receipt of service of any suit or proceeding initiated by a third party which pertains to a matter for which indemnification may be sought; PROVIDED, HOWEVER, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder if the Indemnifying Party has not been prejudiced thereby.

        (10) DEFENSE OF THIRD PARTY CLAIMS AND EXTENSION OF STATUTE OF LIMITATIONS. Any Indemnified Party shall in good faith cooperate and assist the Indemnifying Party in defending against any claims or asserted claims with respect to which the Indemnified Party seeks indemnification under this Agreement. If requested by the Indemnifying Party, the Indemnified Party shall join in any action, litigation, arbitration or proceeding, provided that the Indemnifying Party shall pay the costs of the Indemnified Party, including reasonable attorney's fees, caused by such joinder. The Indemnified Party shall not settle or compromise any claim or asserted claim, nor agree to extend any statute of limitations applicable to any claim or asserted claim, which the Indemnified Party seeks indemnification under this Agreement, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall have the right to participate in and control the defense of any claim or asserted claim for which an Indemnified Party seeks indemnification hereunder; provided, however, that
(a) any rights of the Indemnifying Party shall be subject, as a condition precedent, to such party's acknowledging to the Indemnified Party, in writing, the obligation of the Indemnifying Party to indemnify the other party hereto in accordance with the terms of this Agreement and (b) if the claim requests injunctive relief against the Corporation or Buyer which, if adversely determined, might have a detrimental effect on their business, the Buyer shall have the right to jointly control the defense of such claim. Upon such acknowledgment, the Indemnified Party will provide the Indemnifying Party with all reasonably available information, assistance, and authority to enable the Indemnifying Party to jointly participate in such defense or settlement, and upon the Indemnifying Party's payment of any amounts due with respect to such Proceeding, the Indemnified Party will, to the extent of such payment, assign or cause to be assigned to the Indemnifying Party the claims of the Indemnified Party, if any, against such third parties with respect to which such payment is made.

        (11) SURVIVAL OF INDEMNIFICATION. The parties' obligations of payment and indemnification under the provisions of Sections 9.2(a) and 9.2(b) shall survive the Closing Date and shall remain in full force and effect thereafter until fully satisfied; PROVIDED, HOWEVER, that no Indemnifying Party shall have any liability for indemnification under this Article 9 unless such Indemnifying Party is given notice asserting a claim with respect thereto within the following time periods:

        (a) Notice may be given at any time, without limitation, with respect to a claim by any Buyer Indemnified Party under:

               (i) Section 9.2(a)(ii) (Brokers Fees);

               (ii) Section 9.2(a)(vi) (Union Carbide); and

               (iii) Section 9.2(a)(i) with respect to a claim of a breach of any representation or warranty under Section 4.6 (Title).

        (b) Notice must be given on or before the date which is 30 days following expiration of the applicable statute of limitations with respect to a claim by any Buyer Indemnified Party under:

               (i) Section 9.2(a)(i) with respect to a claim of a breach of any representation or warranty under Section 4.15 (Tax Matters);

               (ii) Section 9.2(a)(v) (Tax Matters);

               (iii) Section 9.2(a)(vii) (Cairns);

               (iv) Section 9.2(a)(viii) (Welfare Plans); and

               (v) Section 9.2(a)(ix) (Workers Compensation).

        (c) Notice must be given on or before the second anniversary of the Closing Date with respect to:

               (i) a claim by any Buyer Indemnified Party under Section 9.2(a)(i) with respect to a claim of a breach of any representation or warranty in Section 4 hereto not specifically referred to above in this Section 9.2(g); and

               (ii) a claim by Seller under Section 9.2(b) with respect to a claim of a breach of any representation or warranty in Section 5 hereto.

        (d) Notice must be given on or before the fifth anniversary of the Closing Date with respect to:

               (i) a claim by any Buyer Indemnified Party under Section 9.2(a)(iii) (Pre-Closing Claims); and

               (ii) a claim by any Buyer Indemnified Party under Section 9.2(a)(iv) (Environmental Matters).

        (e) Notice may be given at any time, without limitation, with respect to a claim by Seller under Section 9.2(b)(iii) (Brokers Fees).

        (f) Notice may be given at any time by an Indemnified Party under Sections 9.2(a)(x) and 9.2(b)(iii) (Related Costs), but must be given within 90 days after they have been incurred.

For purposes of this Section "Buyer Indemnified Party" shall include Buyer, the Corporation (after the Closing only) and each of Buyer's Representatives.

        9.3 REDUCTION FOR INSURANCE PROCEEDS. If an Indemnified Party actually receives any insurance proceeds following an indemnification payment by an Indemnifying Party pursuant to Section 9.2 and the proceeds relate to the same event or events for which such indemnification payment was made, the Indemnified Party shall return the indemnification payment to such Indemnifying Party up to the actual amount of insurance proceeds received in respect of such same event or events net of any co-payment, retroactive premium adjustment and increased premiums resulting from such loss. In addition, for purposes of Sections 9.2(a) and 9.2(b), the amount of any "Loss" or Losses" that is otherwise subject to a claim for indemnification shall be reduced by the actual amount of insurance proceeds received in respect of such same event or events net of any co-payment, retroactive premium adjustment and increased premiums resulting from such loss.

                                   ARTICLE 10
                           COVENANTS AFTER THE CLOSING

        10.1 BOOKS AND RECORDS. Seller shall deliver the Corporation's original minute books and stock record books to Buyer (the "Corporate Records") at the Closing. In addition, for a period of three (3) years following the Closing Date, Buyer shall afford Seller and its Representatives, during normal business hours, reasonable access to the Corporate Records with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Seller to facilitate (a) the preparation by Seller of tax returns as they may be required to file with respect to its operation of the Business prior to Closing or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (b) the investigation, litigation and final disposition of any claims which may have been or may be made against Seller in connection with its operation of the Business prior to Closing, (c) the payment of any indemnity under this Agreement or (d) any other reasonable purpose. At any time after the Closing Date to the extent permitted by law, Buyer may dispose of, alter or destroy any such Corporate Records upon giving sixty (60) days' prior notice to Seller to permit Seller, at its expense, to examine, duplicate or repossess such Corporate Records.

        10.2 FURTHER ASSURANCES. Both before and after the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

        10.3 Cooperation on Tax Matters.

        (1) Buyer, the Corporation and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of all Tax Returns pursuant to this Section and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Corporation and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to the Corporation relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Buyer so requests, Corporation or Seller, as the case may be, shall allow the Buyer to take possession of such books and records.

        (2) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

        10.4 LICENSE AGREEMENT. Reference is made to a proposed form of License Agreement attached hereto as EXHIBIT 10.4 (the "License Agreement"). The parties agree that from and after the Closing Date until December 31, 2000, (a) Buyer shall have the right to review the Corporation's records regarding the Maxell Intellectual Property which has been used in connection with the development of, and which is necessary for the Corporation to manufacture and sell, the products which on the date of this Agreement it currently sells and which it has under active development, and (b) Seller agrees to negotiate with Buyer in good faith with respect to the Maxell Intellectual Property, if any, which has been used by the Corporation in such a manner and may be included within the definition of Licensed Technology (as defined in the License Agreement) that will be subject to the License Agreement and any terms and/or conditions that shall apply to such Maxell Intellectual Property which are different than, or in addition to, the terms and conditions set forth in the License Agreement. Subject to the foregoing (including mutually agreed identification of the Licensed Technology and completion of Schedules 1.3 and 1.6 to the License Agreement), Seller and Buyer presently intend to execute and deliver the License Agreement in substantially the form attached as EXHIBIT 10.4. If Seller and Buyer fail to agree on the Licensed Technology or if any other condition set forth in this Section fails, neither party shall be obligated to execute and deliver the License Agreement. For purposes hereof, the term "Maxell Intellectual Property" shall mean any patents, know how, trade secrets or other intellectual property owned solely by Seller and necessary in order for the Corporation to manufacture and sell the products it currently sells and has under development on the date of this Agreement.

        10.5 Cairns Reimbursement Amounts.

        (1) With the approval of Seller and Buyer, the Closing Balance Sheet of the Corporation includes a reserve of $790,000 (the "Cairns Reserve Amount"), in respect of certain economic losses which the parties anticipate the Corporation will incur in connection with its performance under the Cairns Letter Agreement. Seller and Buyer agree that, under certain circumstances, Seller will make certain payments to the Corporation in accordance with the terms and conditions of SCHEDULE 10.5 (any such payments, together with the Cairns Reserve Amount, being the "Total Cairns Amount") and that, under certain circumstances, certain set offs or adjustments under Article 9 of this Agreement may be required in accordance with the terms and conditions of SCHEDULE 10.5.

        (2) Buyer acknowledges and agrees that the Total Cairns Amount shall be deemed to satisfy and reimburse Buyer for all economic losses that the Corporation may incur in connection with the performance by the Corporation of its obligations under the Cairns Letter Agreement. Buyer agrees that it will cause the Corporation to use its commercially reasonable best efforts to produce and deliver batteries to Cairns in accordance with the specifications and the delivery schedule provided for in the Cairns Letter Agreement; provided, however, that the Corporation shall not be required (i) to hire any additional employees or (ii) to add production equipment in order to satisfy its commitment provided for in this
Section 10.5(b).

        (3) Seller acknowledges and agrees that, except as provided for in
Section 10.5(b), the payment by the Seller of any Cairns Reimbursement Amounts shall not limit, restrict or otherwise in any way constitute a release or modification of Seller's indemnification obligations under Section 9.2(a)(vii).

        10.6 WORKERS' COMPENSATION. If and to the extent that the net result of all retroactive premium adjustments under the Corporation's workers' compensation insurance policies for all coverage periods through the Closing Date, that are finalized after Closing, is that the Corporation, or any successor thereto, shall have received a payment in respect of excess premium amounts, or is given a credit therefor, which exceed the amount of all retroactive premium adjustments finalized after Closing that require a premium payment by the Corporation (in any such case, the "WC Amount"), Buyer shall pay Seller by wire transfer an amount equal to the WC Amount. Buyer shall in good faith and as soon as practicable (but in no event later than 30 days) after all retroactive premium adjustments applicable to the Corporation's workers' compensation policies have been finalized make such payment to Seller. Buyer shall make available to Seller, from time to time upon request, all records reasonably related to the matters which are the subject of this Section 10.6 for purposes of verifying the status of the adjustments and the WC Amount, if any.

                                   ARTICLE 11
                                  MISCELLANEOUS

        11.1 TERMINATION. This Agreement may be terminated upon ten (10) days prior written notice at any time prior to Closing without liability of any party or any other party:

        (1) by mutual written consent of Buyer and Seller;

        (2) by Buyer, if Closing has not occurred on or before August 11, 2000 as a result of the nonfulfillment of any of the conditions to Buyer's obligation to perform contained in Article 8 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure; OR

        (3) by Seller if Closing has not occurred on or before August 11, 2000 as a result of the nonfulfillment of any of the conditions to Seller's obligation to perform contained in Article 7 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure.

This Agreement may also be terminated by Seller on the one hand, or Buyer, on the other hand, upon ten (10) days prior written notice if a non-terminating party has breached any material covenant to be performed by it pursuant to this Agreement. Termination of this Agreement shall not affect in any way the continuing obligations of the parties hereto pursuant to Section 11.7 hereof relating to expenses.

        11.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller or the Corporation on the one hand, or Buyer on the other hand, without the prior written consent of the other parties. No assignment of this Agreement by Buyer shall relieve Buyer of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Seller, the Corporation and Buyer and their respective successors and assigns, and no other Person shall have any right or obligation under this Agreement.

        11.3 NOTICES. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a "Notice") shall be given in writing by overnight courier, telegram or telecopy which shall be addressed, or sent, to the respective addresses as follows (or such other address as any party may specify to the other parties by Notice):

             If to Seller or the Corporation, before the Closing, addressed to:

                    Hitachi Maxell, Ltd.
                    Attention:  President
                    2-12-24, Shibuya, Shibuya-Ku
                    Tokyo, 150-8321 Japan
                    Telephone:       81-3-5467-9287
                    Facsimile:       81-3-5467-9293

             If to Seller after the Closing, address to:

                    Hitachi Maxell, Ltd.
                    Attention:  President
                    2-12-24, Shibuya, Shibuya-Ku
                    Tokyo, 150-8321 Japan
                    Telephone:       81-3-5467-9287
                    Facsimile:       81-3-5467-9293

             With a copy in either case to:

                    Graham & James, LLP
                    Attn:   Ken M. Kurosu, Esq.
                    Yoshimi Tomizawa, Esq.
                    Akasaka Twin Tower
                    Main Tower, 11th Floor
                    17-22, Akasaka 2-chome
                    Minato-ku, Tokyo, Japan 107-0052
                    Telephone:       81-3-5570-5670
                    Facsimile:       81-3-5570-5455

             If to Buyer, addressed to:

                    Wilson Greatbatch Technologies, Inc.
                    Attn:  Edward F. Voboril
                    10,000 Wehrle Drive
                    Clarence, New York 14031
                    Telephone:       (716) 759-6901
                    Facsimile:       (716) 759-5527

             With a copy to:

                    Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                    Attn: Robert B. Fleming, Jr., Esq.
                          Paul J. Vallone, Esq.
                    One M&T Plaza, Suite 2000
                    Buffalo, NY 14203-2391
                    Telephone: (716) 856-4000
                    Facsimile: (716) 849-0349

        All Notices shall be deemed effective and received (a) if given by telecopy, on the next business day after such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) if given by overnight courier, on the third business day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (c) if given by telegram, on the next business day after such Notice is delivered at the address specified above. For purposes of this paragraph, a "business day" is one on which banks are open for normal banking business (excluding Saturdays) in the location of the notice recipient.

        11.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions of New York law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity was incorporated shall govern.

        11.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all Exhibits and Schedules hereto, constitutes the entire agreement between Seller, the Corporation and Buyer pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of Seller, the Corporation and Buyer. In addition, this Agreement shall not supersede the terms of a previously executed Confidentiality Agreements between the Corporation and Buyer. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such writing.



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

        11.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original signature page by overnight mail.

        11.7 EXPENSES. Except as otherwise specified in this Agreement, the Corporation shall pay its own and Seller shall pay its own, and Buyer shall pay its own, legal, accounting and other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

        11.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

        11.9 TITLES. The titles, captions or headings of the articles and sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        11.10 PUBLICITY. Neither Seller nor the Corporation shall issue any press release or make any public statement regarding the transaction contemplated hereby prior to the Closing Date, without the prior approval of Buyer, except as may be required by applicable law, in which case the party required to issue such press release or make such public statement will consult with the other party prior to issuing such press release or making such public statement.

                        [SIGNATURES APPEAR ON NEXT PAGE]


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        IN WITNESS WHEREOF, the Corporation, the Seller and Buyer have caused this Agreement to be duly executed on their respective behalf by their respective duly authorized officers, as of the day and year indicated at the beginning of this Agreement. Any individual signing on behalf of a corporation represents and warrants that he has power and authority to bind the corporation.


                                      WILSON GREATBATCH TECHNOLOGIES, INC.


                                      By: /s/ Edward F. Voboril
                                          -------------------------------------
                                          Edward F. Voboril
                                          President


                                      BATTERY ENGINEERING, INC.


                                      By: /s/ Ian D. Irving
                                          -------------------------------------
                                          Ian D. Irving
                                          President


                                      HITACHI MAXELL, LTD.


                                      By: /s/ Hironori Itazu
                                          -------------------------------------
                                          Hironori Itazu
                                          Board Director Under
                                          Power of Attorney dated June 21, 2000


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